Exhibit 99.1

December 2, 2022

Stran & Company Signs Definitive Agreement to Acquire Premier NYC

Premier NYC brings established customer base and over 30 years of experience in the industry

Quincy, MA, Dec. 02, 2022 (GLOBE NEWSWIRE) -- Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: STRN) (NASDAQ: STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced the signing of a definitive asset purchase agreement to acquire Premier Business Services, an established promotional products company formed by Peter Poser in 1988 and headquartered in Larchmont, New York (“Premier NYC”). The acquisition is expected to close this month and is subject to customary closing conditions.

With over 30 years of experience in the promotional products industry, Premier NYC brings deep experience creating and implementing successful solutions for customers. Premier NYC has developed a reputation for creative, timely and accurate delivery of promotional products, resulting in long-term client relationships. Premier NYC’s customer base includes a number of marquis customers including one of the largest global stock exchanges, a leading Ivy League university, a number of the top U.S. and international law firms, and more.

“We believe Premier NYC provides us a significant opportunity to expand our operations within key sectors, while strengthening our leadership position in the Northeast,” commented, Andy Shape, President and Chief Executive Officer of Stran. “Premier NYC has built a solid reputation within the industry by working with recognizable companies as well as non-for-profit organizations, and we believe we can enhance their customer solutions through the implementation of our proven technologies, making their offering even more robust, effective and efficient. We intend to not only execute on existing contracts, but also build upon their customer base and established footprint in targeted verticals by leveraging our growing sales force, first-in-class technology solutions and expanding geographic presence. We believe this acquisition is just another example of our ability to acquire complementary and profitable businesses at attractive valuations, in order to drive synergies and value for our shareholders.”

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional products manager of many Fortune 500 companies across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting- edge technology, including efficient ordering and logistics technology, to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in reports filed by the Company with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com

Source: Stran & Company, Inc.